Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of SLM Corporation on Form S-8 (No. 333-109315) of our report dated June 29, 2015, appearing in this Annual Report on Form 11-K of Sallie Mae 401(k) Savings Plan for the year ended December 31, 2014.

/s/ CohnReznick LLP

Bethesda, Maryland
June 29, 2015